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                                                                      EXHIBIT 11
                          FOXMEYER HEALTH CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


=====================================================================================================
                                                                       For the years ended March 31,
                                                                     --------------------------------
                                                                       1996        1995        1994
- -----------------------------------------------------------------------------------------------------
PRIMARY
INCOME (LOSS) FROM CONTINUING OPERATIONS
  Income (loss) from continuing operations                           $(56,044)   $ 43,195    $ 31,464
  Deduct dividends on preferred shares                                 21,108      19,096      10,830
                                                                     --------------------------------
  Income (loss) from continuing operations applicable
    to common stockholders                                           $(77,152)   $ 24,099    $ 20,634
                                                                     ================================

LOSS FROM DISCONTINUED OPERATIONS                                    $ (7,617)   $ (1,581)   $ (1,952)
                                                                     ================================
SHARES
  Weighted average number of common shares outstanding                 17,115      14,827      16,931
                                                                     ================================

  Income (loss) from continuing operations                           $  (4.51)   $   1.63    $   1.22
  Loss from discontinued operations                                     (0.44)   $  (0.11)   $  (0.12)
                                                                     --------------------------------

  Net income (loss)                                                  $  (4.95)   $   1.52    $   1.10
                                                                     ================================

ASSUMING FULL DILUTION
INCOME (LOSS) FROM CONTINUING OPERATIONS
  Income (loss) from continuing operations                           $(56,044)   $ 43,195    $ 31,464
  Dividends on non-convertible preferred shares                        17,047      14,586       5,880
  Dividends on convertible preferred shares (conversion
    of preferred shares would be anti-dilutive)                         4,061       4,510       4,950
                                                                     --------------------------------
  Income (loss) from continuing operations applicable
    to common stockholders                                           $(77,152)   $ 24,099    $ 20,634
                                                                     ================================

LOSS FROM DISCONTINUED OPERATIONS                                    $ (7,617)   $ (1,581)   $ (1,952)
                                                                     ================================
SHARES
  Weighted average number of common shares outstanding                 17,115      14,827      16,931
  Conversion of preferred stock (anti-dilutive)                            --          --          --
  Additional dilutive effect of outstanding options
    (as determined by the treasury stock method)                          504         286          55
  Assuming conversion of National Steel Corporation 4-5/8%
    convertible debentures*                                                --          --          39
                                                                     --------------------------------
  Weighted average number of common shares outstanding as adjusted     17,619      15,113      17,025
                                                                     ================================

  Income (loss) from continuing operations                           $  (4.38)   $   1.59    $   1.21

  Loss from discontinued operations                                     (0.43)      (0.10)      (0.11)
                                                                     --------------------------------

  Net income (loss) **                                               $  (4.81)   $   1.49    $   1.10
=====================================================================================================

* The debentures matured in 1995 but were convertible into the common stock of FoxMeyer Health Corporation prior to their maturity.
** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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